EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-134944, No. 333-129777, No. 333-205048 and No. 333-229114) on Form S-8, as amended, of Simply, Inc. (formerly known as Cool Holdings, Inc.) of our report dated April 22, 2022, relating to the consolidated financial statements included in the Annual Report on Form 10-K of Simply, Inc. and subsidiaries for the fiscal year ended January 29, 2022.

/s/ Kaufman Rossin & Co., P.A.
KAUFMAN ROSSIN & CO., P.A.

Miami, Florida
April 22, 2022